Exhibit (a)(2)

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF TRUST

OF

STEPSTONE PRIVATE EQUITY FUND

THIS Certificate of Amendment to Certificate of Trust of Stepstone Private Equity Fund (the “Trust”) is being filed to amend the existing certificate of trust of the Trust (the “Certificate of Trust”) which was originally filed with the Secretary of State of the State of Delaware on April 23, 2025 under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.  Name. The name of the Trust amended hereby is “Stepstone Private Equity Fund”.

2.  Amendment. The Certificate of Trust is hereby amended to change the name of the Trust to “StepStone Private Equity Strategies Fund”.

3.  Effective Date. This Certificate of Amendment to Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment to Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

By:	/s/ Robert Long
Name: Robert Long
Title: Trustee

By:	/s/ Tom Sittema
Name: Tom Sittema
Title: Trustee

By:	/s/ Terry Prather
Name: Terry Prather
Title: Trustee

By:	/s/ Tracy Schmidt
Name: Tracy Schmidt
Title: Trustee

By:	/s/ Ron Sturzenegger
Name: Ron Sturzenegger
Title: Trustee